EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use of our report dated October 13, 2003 and December 11, 2003, relating to the financial statements of Bainbridge Bancshares, Inc., in the Pre-effective Amendment No. 1 to the Registration Statement on Form SB-2 and to the reference to our firm therein under the caption “Experts” in the Prospectus included therein.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia

December 19, 2003